UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

ACXIOM CORPORATION

(Exact Name of Registrant as Specified In Charter)

 Delaware

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No)

P.O. Box 8190, 601 E. Third St., Little Rock, Arkansas	72203-8190
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, the board of directors of Acxiom Corporation (the “Company”) increased the size of the board from eight to nine directors and appointed Debora Beachner Tomlin to fill the newly created directorship.  Ms. Tomlin’s term will expire at the 2018 Annual Meeting of Stockholders so as to maintain an equal number of directors in each class of directors serving on the board.

Ms. Tomlin will be compensated for her board service in accordance with the standard compensation policy for the Company’s non-employee directors and will be eligible to participate in the Acxiom Corporation Directors’ Deferred Compensation Plan, each of which are more fully described in the “Non-Employee Director Compensation” section of the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 1, 2015.  Committee assignments for Ms. Tomlin will be made at the quarterly meeting of the board of directors currently scheduled for August 9, 2016.

There are no arrangements or understandings between Ms. Tomlin and any other person pursuant to which she was selected to serve as a director of the Company, nor is she party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2016	ACXIOM CORPORATION

By: /s/ Jerry C. Jones Name: Jerry C. Jones Title: Chief Ethics and Legal Officer & Executive Vice President